Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Glimcher Realty Trust
Columbus, Ohio
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-188534 and 333-177801), Form S-11 (No. 33-69740) and Form S-8 (Nos. 333-84537, 333-143237, and 333-181319) of Glimcher Realty Trust of our report dated February 25, 2014, relating to the consolidated financial statements of OG Retail Holding Co., LLC, which appears in this Form 10-K.

/s/ BDO USA, LLP
Chicago, Illinois

February 25, 2014